                                                                      EXHIBIT 23

                       CONSENT of INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in the Philip Morris Companies Inc. registration statement on Form S-8 (File Nos. 33-1480 and 33-37115) of the Kraft General Foods Thrift Plan of our report dated March 15, 1994, on our audits of the financial statements of the Kraft General Foods Thrift Plan as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991, and the financial statement schedule as of December 31, 1993, which report is included in this annual report on Form 11-K.



                                              COOPERS & LYBRAND



Chicago, Illinois
April 13, 1994